Exhibit 10.2

GUARANTY
by
OPAL FUELS INC.,
a Delaware corporation, in favor of
APOLLO MANAGEMENT HOLDINGS, L.P.,
a Delaware corporation dated as of September 13, 2024

Exhibit 10.2
TABLE OF CONTENTS
Page
ARTICLE I. DEFINITIONS    1
1.1Defined Terms    1
1.2General Definitions    2
1.3Rules of Interpretation    2
ARTICLE II. GUARANTY    2
2.1 Guaranty    2
2.2 Obligations Absolute and Unconditional    3
ARTICLE III. REPRESENTATIONS AND WARRANTIES    4
3.1 Guarantor’s Representations and Warranties    4
ARTICLE IV. COVENANTS    7
4.1 Maintenance of Corporate Existence    7
4.2 Consents and Approvals    7
4.3 Compliance with Laws    7
4.4 Dissolution; Merger    7
4.5 Financial Statements    7
4.6 Required Credit Criteria and Required Credit Support    7
ARTICLE V. SUBORDINATION; SUBROGATION; ETC    8
5.1 Taxes    8
5.2 Subordination    8
5.3 Waiver    8
5.4 Subrogation    11
5.5 Reinstatement    11
5.6 Limitations    12
ARTICLE VI. MISCELLANEOUS    12
6. 1 Successions or Assignments    12
6.2 Public Announcements    12
6.3 No Waiver    12
6.4 Headings    12
6.5 Remedies Cumulative    13
6.6 Severability    13
6.7 Amendments    13
6.8 Governing Law; Choice of Forum; Waiver of Jury Trial    13
6.9 Entire Agreement; No Other Representations    13
6.10 Notices    14
6.11 Collection Expenses; Set-Off    14
6.12 Counterparts    14
6.13 Time     15
6.14 Termination    15

Exhibit 10.2
GUARANTY
This GUARANTY, dated as of September 13, 2024 (the “Effective Date”) (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered by OPAL FUELS INC., a Delaware corporation, (the “Guarantor”), in favor of APOLLO MANAGEMENT HOLDINGS, L.P., a Delaware limited partnership (“Buyer” and, together with the Guarantor, collectively, the “Parties” and, each individually, a “Party”).
RECITALS
A.The Guarantor owns 100% of the Class A Units in Opal Fuels, LLC, which indirectly owns 100% of the membership interests in Opal Paragon LLC, a Delaware limited liability company (the “Partner Counterparty”), which in turn directly owns 50% of the membership interests in Paragon RNG LLC, a Delaware limited liability company (“Seller”).
B.Partner Counterparty has entered into that certain Tax Credit Purchase Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Purchase Agreement”), by and between Partner Counterparty and Buyer pursuant to which, among other things, Buyer will purchase certain renewable energy investment tax credits provided under Section 48 of the Internal Revenue Code of 1986 (“ITCs”) and generated by the project producing renewable natural gas from landfill gas more commonly referred to as Emerald RNG located in Northville, Michigan owned by Seller’s subsidiary Emerald RNG LLC, a Delaware limited liability company.
C.The Guarantor will derive economic benefit from the purchase of ITCs made by Buyer from the Seller (at the direction of the Partner Counterparty) pursuant to the Purchase Agreement.
D.It is a condition precedent to the effectiveness of the Purchase Agreement that the Guarantor shall have executed and delivered this Agreement.
NOW, THEREFORE, in consideration of the promises contained herein, and to induce Buyer to enter into the Purchase Agreement and to consummate the transactions contemplated under the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows:
ARTICLE I. DEFINITIONS
1.1Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:
“Agreement” has the meaning given in the preamble to this Agreement.
“Bankruptcy Code” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

Exhibit 10.2
“Buyer” has the meaning given in the preamble to this Agreement.
“Credit Trigger” means (a) a 15% (or greater) decline in the Net Worth of the Guarantor from the Net Worth of the Guarantor as of the Effective Date, (b) the Guarantor takes any affirmative action to terminate, cancel or repudiate this Agreement or any of its material obligations hereunder (except in accordance with the express terms hereof), or (c) the Guarantor
(i) institutes a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or consents to the institution of an involuntary case thereunder against it, (ii) is generally not paying, or admits in writing its inability to pay, its debts generally as they become due, (iii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iv) makes a general assignment for the benefit of its creditors, (v) applies for or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (vi) is adjudicated as insolvent or to be liquidated by a court of competent jurisdiction, or (vii) takes corporate action for the purpose of any of the foregoing.
“Effective Date” has the meaning given in the preamble to this Agreement. “Guaranteed Obligations” has the meaning given in Section 2.1 of this Agreement. “Guarantor” has the meaning given in the preamble to this Agreement.
“ITCs” has the meaning given in the recitals to this Agreement.
“Net Worth” means, at any time, the total assets less total liabilities of the Guarantor set forth on the Guarantor’s then most recent quarterly or annual balance sheet. As of the Effective Date, the Net Worth of the Guarantor is $454 million.
“Party” and “Parties” have the meaning given in the preamble to this Agreement. “Purchase Agreement” has the meaning given in the recitals to this Agreement.
“Seller” has the meaning given in the recitals to this Agreement.
1.2General Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the respective meanings set forth in the Purchase Agreement.
1.3Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Section 6.2 of the Purchase Agreement shall apply to this Agreement, including its preamble and recitals.

Exhibit 10.2
ARTICLE II. GUARANTY
2.1 Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees as primary obligor and not merely as surety, to Buyer the due, punctual and complete payment and performance by Partner Counterparty of its obligations under the Purchase Agreement (collectively, the “Guaranteed Obligations”).

The Guaranteed Obligations described above shall be due and payable by the Guarantor on demand (and in any event, no later than five Business Days after receipt of such written demand) in immediately available funds upon delivery by Buyer to Guarantor of a notice of failure by Partner Counterparty to pay such Guaranteed Obligations.
2.2 Obligations Absolute and Unconditional.
(a)The obligations of the Guarantor under Section 2.1 are primary obligations of the Guarantor and are an absolute, unconditional, continuing and irrevocable guarantee of the Guaranteed Obligations and not of collectability, and are in no way conditioned on or contingent upon any attempt to enforce in whole or in part Partner Counterparty’s or any other Person’s liabilities and obligations to Buyer. The obligations of the Guarantor shall constitute a guaranty of payment and not of collection, binding upon the Guarantor and its successors and assigns and irrevocable without regard to: (i) the genuineness, validity, legality or enforceability of the Purchase Agreement, (ii) the lack of power or authority of Partner Counterparty, Seller or Project Company to enter into the Purchase Agreement or to consummate the transactions contemplated thereby, (iii) any substitution, release or exchange of any other guaranty or any other security for any of the Guaranteed Obligations or any of the obligations under the Purchase Agreement, or (iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or guarantor other than the defense that the Guaranteed Obligations have been paid or otherwise discharged in full. The Guarantor shall forthwith pay each Guaranteed Obligation in immediately available funds as and when it is due. Each failure by the Guarantor to pay a Guaranteed Obligation or any other obligation hereunder shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises whether or not any action is brought or prosecuted against Partner Counterparty or any other Person and whether or not Partner Counterparty or any other Person is joined in any action under this Agreement. Nothing herein shall prevent or preclude Buyer from delivering a demand for payment of any Guaranteed Obligation pursuant hereto concurrently with delivery to Partner Counterparty of a Notice of a claim for indemnification under the Purchase Agreement.
(b)Without limiting the generality of the foregoing, the Guarantor shall have no right to terminate this Agreement, or to be released, relieved or discharged from its obligations hereunder except as provided herein.
(c)The Guarantor waives (i) notice of acceptance of this Agreement, (ii) notice of all defaults or disputes with Partner Counterparty, (iii) demand or presentment for payment to Partner Counterparty or Seller or the making of any protest, (iv) notice of the amount

Exhibit 10.2
of the Guaranteed Obligations outstanding at any time, (v) notice of any amendment, modification or waiver of or under the Purchase Agreement, and (vi) all other notices or demands not explicitly required hereunder. Each of Buyer and Partner Counterparty or Seller (and their successors and assigns) may, at any time and from time to time (whether or not after revocation or termination of this Agreement) without the consent of or notice to the Guarantor, but solely in accordance with the Purchase Agreement, except such notice as may be required by Applicable Law which cannot be waived, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(1)consent to any change in the manner or place and terms of payment of, or renew or alter, any Guaranteed Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and the agreements herein made shall apply to the Guaranteed Obligations or such other obligations as so changed, extended, renewed, modified, amended, supplemented or altered in any manner;
(2)otherwise amend or modify the Purchase Agreement pursuant to the terms thereof;
(3)exercise or refrain from exercising any rights against others or otherwise act or refrain from acting;
(4)add any guarantor or release any other guarantor from its obligations, in each case, without affecting or impairing the obligations of the Guarantor hereunder;
(5)settle or compromise any Guaranteed Obligations or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to Buyer;
(6)apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Partner Counterparty to Buyer under the Purchase Agreement in the manner provided therein regardless of what obligations and liabilities remain unpaid; and
(7)act or fail to act in any manner referred to in this Agreement which may deprive the Guarantor of its right to subrogation against Partner Counterparty to recover full indemnity for any payments made pursuant to this Agreement or of its right of contribution against any other party.
(d)This is a continuing agreement and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. The amount of the Guarantor’s liability and all rights, powers and remedies of Buyer hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Buyer under the Purchase Agreement. The liability of the Guarantor under this Guaranty is independent of the obligations

Exhibit 10.2
of any other Person, which may be initially or otherwise responsible for performance or payment of the obligations hereunder, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor, whether or not any other Person is joined therein or a separate action or actions are brought against the Guarantor or any other Person.
ARTICLE III. REPRESENTATIONS AND WARRANTIES
3.1 Guarantor’s Representations and Warranties. The Guarantor represents and warrants to and in favor of Buyer, as of the Effective Date, that:

3.1.1 Organization. The Guarantor is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) duly qualified, authorized to do business and in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement.
3.1.2 Power and Authorization; Enforceable Obligations. The Guarantor has the full corporate power and authority to execute, deliver and perform this Agreement and to take all action as may be necessary to complete the transactions contemplated hereunder. The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor, or the validity or enforceability as to the Guarantor, of this Agreement. This Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
3.1.3 No Legal Bar. The execution, delivery and performance by the Guarantor of this Agreement and the consummation of the transactions contemplated hereby will not violate any Applicable Law, the organizational documents of the Guarantor, or any material contractual obligation of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Applicable Law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement.
3.1.4 Compliance with Law. The Guarantor is in compliance with all Applicable Laws, except any such non-compliance that could not reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement.
3.1.5 No Litigation; Bankruptcy. (a) There are no pending or, to the Guarantor’s knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, to which the Guarantor is a party or is subject, or

Exhibit 10.2
by which it or its properties are bound that, if adversely determined to or against the Guarantor could reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement. (b) No voluntary actions or, to the Knowledge of the Guarantor, involuntary actions are pending or threatened against the Guarantor under the insolvency or bankruptcy laws of the U.S. or any other jurisdiction.
3.1.6 Taxes. The Guarantor has timely filed all federal, state and local tax returns that it is required to file (except where a failure to file such local tax return could not reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement), has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate reserves established in accordance with GAAP for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP.

The Guarantor does not know of any proposed tax assessment against it which could reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement (other than as is being actively contested by the Guarantor in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP have been made or provided therefor).
3.1.7 Financial and Other Information. The Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Partner Counterparty, Seller, Project Company and their properties on a continuing basis, and the Guarantor now is and hereafter will have responsibility for maintaining familiarity with the businesses, operations and condition (financial and otherwise) of Partner Counterparty, Seller, Project Company and their properties.
3.1.8 Purchase Agreement. The Guarantor has reviewed and is familiar with the terms of the Purchase Agreement.
3.1.9 Governmental Authority; Sanctions; Foreign Assets Control Regulations. No Governmental Approvals are required for the due execution, delivery and performance by the Guarantor of this Agreement. The Guarantor (a) is not a Sanctioned Person or otherwise a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or otherwise a Sanctioned Person, (b) does not have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, (c) has not violated, and is not in violation of, Sanctions, and (d) does not do business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person. The Guarantor is in compliance with, and it does not engage in any dealings or transactions prohibited by, any Sanctions laws of the U.S. The Guarantor has taken reasonable measures appropriate to the circumstances (and in any event as required by applicable law) with respect to each holder of an interest in such Person, to assure that funds invested by such holder in such Person are derived from legal sources in accordance with Anti-Money Laundering Laws.
3.1.10 Solvency Matters.

Exhibit 10.2
(a)After giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, including the contingent obligations evidenced hereby, the Guarantor is not, on either an unconsolidated basis or a consolidated basis, insolvent as such term is defined in the Bankruptcy Code, and the Guarantor has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations.
(b)The Guarantor is not executing this Agreement with any intent to hinder, delay or defraud any of its present or future creditor or creditors.
(c)The Guarantor is not engaged in any business or transaction which, after giving effect to the transaction contemplated by this Agreement, will leave it with capital or assets which are unreasonably small in relation to the business or transactions engaged in by it, and the Guarantor does not intend to engage in any such business or transaction.

(d)The Guarantor does not intend to incur, nor does the Guarantor believe that it will incur, debts beyond the Guarantor’s ability to repay such debts as they mature.
ARTICLE IV. COVENANTS
Each Guarantor hereby covenants and agrees for the benefit of Buyer as follows, as long as this Agreement remains in effect:
4.1 Maintenance of Corporate Existence. The Guarantor shall maintain and preserve its existence in good standing in the jurisdiction of its formation and its qualification to do business in each other jurisdiction where such qualification is necessary to perform its obligations hereunder and all material rights, privileges and franchises necessary in the normal conduct of its business.
4.2 Consents and Approvals. The Guarantor shall maintain in full force and effect all consents and approvals of any Governmental Authority that are required to be obtained by it in order for it to perform its obligations under this Agreement. The Guarantor shall obtain any such consents and approvals that may become required in the future in order for it to perform its obligations under this Agreement as and when the same shall be so required.
4.3 Compliance with Laws. The Guarantor shall promptly comply with all Applicable Laws, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Guarantor’s ability to perform its obligations under this Agreement.
4.4 Dissolution; Merger. The Guarantor shall not liquidate, wind-up or dissolve, or change its legal form; provided that the Guarantor may merge or amalgamate with any other entity so long the Guarantor is the successor entity in such merger or amalgamation.
4.5 Financial Statements. During the Recapture Period, the Guarantor shall, (a) not later than the date that is 60 days after the end of each fiscal quarter, deliver (or make publicly available) the unaudited financial statements of Guarantor for such fiscal quarter and (b) not later than the date that is 120 days after the end of each fiscal year, deliver (or make publicly available) the audited financial statements of the Guarantor for such fiscal year.

Exhibit 10.2
4.6 Required Credit Criteria and Required Credit Support. Without duplication of the Guaranteed Obligations related to Section 5(b)(xiv) of the Purchase Agreement, the Guarantor agrees that if a Credit Trigger has occurred, and a replacement guaranty, letter of credit or cash collateral as described in such Section 5(b)(xiv) of the Purchase Agreement has not been provided within the time period required therein, the Guarantor will (within such time period) provide such a letter of credit or cash collateral amount to Buyer (the amount of which shall be applied, reduced or returned, as applicable, from time to time as described in such Section 5(b)(xiv) of the Purchase Agreement). The Parties agree that, upon a breach of this Section 4.6 by the Guarantor, the remedies at law of Buyer for such breach shall not be a sufficient remedy, that such breach would cause irreparable harm to Buyer, and that Buyer shall be entitled to specific performance of the obligation set forth in this Section 4.6 to provide collateral security to Buyer, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity. The Guarantor hereby consents to specific performance as a remedy for any such breach and irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought with respect to this Section 4.6.
ARTICLE V. SUBORDINATION; SUBROGATION; ETC.
5.1 Taxes. Except as otherwise required by Applicable Laws or the Purchase Agreement, each payment required to be made by the Guarantor hereunder shall be made without deduction or withholding for or on account of taxes.
5.2 Subordination. All existing and future indebtedness of, or other obligations owed by Partner Counterparty to the Guarantor is hereby subordinated to all of the Guaranteed Obligations. Without the prior written consent of Buyer, such subordinated indebtedness (including interest thereon) shall not be paid or withdrawn in whole or in part, nor shall the Guarantor accept any payment of or on account of any such indebtedness, at any time in which Guaranteed Obligations are due and payable, in each case until this Agreement is terminated in accordance with Section 6.14. Any payment by Partner Counterparty in violation of this Section 5.2 shall be received by the Guarantor in trust for Buyer, and the Guarantor shall cause the same to be paid to Buyer immediately upon demand by Buyer on account of the Guaranteed Obligations. The Guarantor shall not assign all or any portion of such indebtedness while this Agreement remains in effect except upon prior written notice to Partner Counterparty and Buyer by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Agreement, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.
5.3 Waiver. The Guarantor hereby unconditionally and irrevocably waives and relinquishes, to the maximum extent permitted by Applicable Law, all rights and remedies accorded to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including:
(a)any right to require any Person to proceed against or exhaust any security held by Partner Counterparty, Seller, Project Company or Buyer at any time or to pursue any other remedy in Partner Counterparty’s, Seller’s, Project Company’s or Buyer’s power before proceeding against the Guarantor;

Exhibit 10.2
(b)any lack or limitation of status or of power or any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Guarantor, Partner Counterparty or any other Person or any change whatsoever in the object, capital structure, constitution or business of Partner Counterparty, Seller, Project Company or the Guarantor, or the failure of Partner Counterparty, Seller, Project Company or Buyer to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Guarantor or any other Person;
(c)promptness, diligence, demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional obligation or of an action or non-action on the part of Partner Counterparty, Seller, Project Company or Buyer, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation by Partner Counterparty, Seller, Project Company or Buyer as collateral or in connection with any Guaranteed Obligation;
(d)any defense based upon an election of remedies, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against Partner Counterparty or any other Person for reimbursement, or both;
(e)any defense based on any offset against any amounts which may be owed by any Person to the Guarantor for any reason whatsoever;
(f)any defense based on any act, failure to act, delay or omission whatsoever on the part of Partner Counterparty, Seller, Project Company or any of their Affiliates or the failure by Partner Counterparty, Seller, Project Company or any of their Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by such Person under the Purchase Agreement;
(g)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(h)any duty on the part of Partner Counterparty, Seller, Project Company or Buyer to disclose to the Guarantor any facts Partner Counterparty, Seller, Project Company or Buyer may now or hereafter know about Partner Counterparty, Seller, Project Company or an Affiliate thereof, regardless of whether Partner Counterparty, Seller, Project Company or Buyer has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or have reason to believe that such facts are unknown to the Guarantor, or have a reasonable opportunity to communicate such facts to the Guarantor, since each Guarantor acknowledges that the Guarantor is fully responsible for being and keeping informed of the financial condition of Partner Counterparty, Seller and Project Company, and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligation;
(i)any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Purchase Agreement, or any other amendment, renewal,

Exhibit 10.2
extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Purchase Agreement;
(j)any right to assert the bankruptcy or insolvency of Partner Counterparty or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Buyer’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;
(k)any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;
(l)any event or circumstance constituting fraud in the inducement or any other similar event or circumstances;
(m)any act or omission by Partner Counterparty, Seller or Project Company or any existence of or reliance on any representation by Partner Counterparty, Seller, Project Company or Buyer that might otherwise constitute a defense available to, or discharge of, any guarantor or surety;
(n)any defense based upon any dispute between the Guarantor (or any Affiliate thereof other than Partner Counterparty) and Buyer;
(o)the validity or enforceability of the Guaranteed Obligations or the Purchase
Agreement;
(p)any assignment or transfer of any party’s interest in the Purchase
Agreement;
(q)the taking of or delay or failure to take any action by Buyer to enforce the
Guaranteed Obligations or the Purchase Agreement, or to otherwise exercise any rights or remedies against Partner Counterparty or any other Person;
(r)the insolvency, bankruptcy, liquidation or dissolution of the Guarantor, Partner Counterparty, Seller or Project Company, including any discharge of obligations therefrom;
(s)any claim, set-off, counterclaim, defense or other rights that the Guarantor may have at any time and from time to time against Buyer, whether in connection with this transaction or any unrelated transaction;
(t)any default, failure, omission or delay, willful or otherwise, on the part of either Partner Counterparty or the Guarantor to perform or comply with, or the impossibility or illegality of performance by Partner Counterparty of any of the Guaranteed Obligations;
(u)any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of any of the Partner Counterparty, the Guarantor or any other Person for any reason whatsoever, including any suit or action in any way attaching or involving any issue, matter or thing in respect of any of the Purchase Agreement, the Guaranteed Obligations or any other agreement (other than a suit or action to which Buyer is a party or by which Buyer

Exhibit 10.2
is bound concerning the scope of the Guaranteed Obligations or concerning the provisions of this Agreement);
(v)any sale, lease or transfer of any or all of the assets of Partner Counterparty, Seller, Project Company or the Guarantor, including any transfer or purported transfer from Partner Counterparty, Seller, Project Company or the Guarantor to any other Person, any invalidity of, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of Partner Counterparty, Seller, Project Company or the Guarantor with or into any Person or any change in the ownership of Partner Counterparty, Seller, Project Company or the Guarantor;
(w)any action or failure to act in any manner referred to in this Agreement that may deprive the Guarantor of its rights to subrogation against Partner Counterparty to recover full

Exhibit 10.2
indemnity for any payments made pursuant to this Agreement or of the Guarantor’s right to contribution against any other party;
(x)any change, whether direct or indirect, in the Guarantor’s relation to Partner Counterparty, Seller or Project Company, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of Partner Counterparty, Seller or Project Company, the Guarantor or any other entity;
(y)any settlement, compromise, release or discharge of, or acceptance or refusal of any offer of payment with respect to, or any substitutions for, the Guaranteed Obligations or any subordination of the Guaranteed Obligations to any other obligations;
(z)the acceptance of any other guaranties or security for any of the Guaranteed
Obligations;
(aa)    the payment by any other Person of a portion, but not all, of the Guaranteed
Obligations; and
(bb) any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment by Partner Counterparty of the Guaranteed Obligations),
other than, in each case, any defenses that either Partner Counterparty or the Guarantor may assert with respect to its payment under the agreement under which such Guaranteed Obligations arise, or the written waiver, settlement or discharge of the Guaranteed Obligations or of this Agreement by Buyer.
5.4 Subrogation. Unless and until the discharge in full of all due and payable Guaranteed Obligations, (a) Guarantor shall not exercise any right of subrogation or enforce any remedy which Buyer may have now or may hereafter have against Partner Counterparty, and (b) Guarantor shall not enforce any claim, right or remedy which the Guarantor may now have or may hereafter acquire against Partner Counterparty that arises hereunder, from the existence or enforcement of this Agreement or from the payment by the Guarantor hereunder (including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Buyer against Partner Counterparty), whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.
5.5 Reinstatement. This Agreement and the obligations of the Guarantor hereunder shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of the Guarantor in respect of the Guaranteed Obligations is rescinded or otherwise restored to the Guarantor, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as if such payment had not been made, and each Guarantor agrees that it will indemnify Buyer and its successors and assigns, on demand for all costs and expenses (including reasonable fees of counsel) incurred by Buyer and its successors and assigns in connection with any such rescission or restoration.

Exhibit 10.2

5.6 Limitations.
(a)The obligation and liability of the Guarantor under this Agreement is specifically limited to payment in respect of the Guaranteed Obligations, subject to any and all rights, set-offs, offsets, claims, counterclaims, limitations, qualifications and other defenses, solely to the extent that each of the foregoing are available to Partner Counterparty under the Purchase Agreement, other than as expressly waived by each Guarantor pursuant to Section 2.2(c), Section5.3 or Section 6.3.
(b)Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Agreement or the Purchase Agreement, other than as expressly set forth herein and therein.
(c)Notwithstanding any other provision of this Agreement, in no event shall
(i) Buyer be entitled to recover any amounts hereunder with respect to any Guaranteed Obligation to the extent Buyer or its Affiliates has recovered such amounts in cash under the Purchase Agreement or (ii) there be any duplication of payments to or recovery by Buyer or its Affiliates under different provisions of this Agreement, or under any provision of this Agreement and any provision of the Purchase Agreement.
ARTICLE VI. MISCELLANEOUS
6.1 Successions or Assignments. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No Party may assign any or all of its rights, privileges and obligations hereunder without the prior written consent of each other Party.
6.2 Public Announcements. Subject to any requirements of Applicable Law, no Party shall issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties. Subject to any requirements of Applicable Law, each Party will be given the opportunity to review in advance, upon the request of such Party, all information relating hereto that appears in any filing made in connection with the transactions contemplated hereby.
6.3 No Waiver. No delay or omission on the part of Buyer in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by Buyer with or without notice to the Guarantor, or any other Person, shall constitute a waiver of any rights or shall affect or impair this Agreement.
6.4 Headings. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Exhibit 10.2

6.5 Remedies Cumulative. Each and every right and remedy of Buyer hereunder shall be cumulative and shall be in addition to any other right or remedy given hereunder and under the Purchase Agreement, now or hereafter existing at law or in equity.
6.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.
6.7 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by each Party hereto.
6.8 Governing Law; Choice of Forum; Waiver of Jury Trial. THIS AGREEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF). ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST EITHER PARTY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL (BUT NOT BY E-MAIL) TO THE ADDRESS SET FORTH IN SECTION 6.10. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT.
6.9 Entire Agreement; No Other Representations. This Agreement and the Purchase Agreement embody the entire agreement and understanding of the Parties hereto in respect of the Transaction and supersede all prior agreements, letters of intent, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express

Exhibit 10.2
or implied, between the Parties with respect to the transactions contemplated hereby. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the Parties with respect to the Transaction, other than those expressly set forth or referred to herein. The representations and warranties made under Section 3.1 are the sole representations and warranties of the Guarantor with respect to this Agreement and any other representations and warranties, implied or otherwise, and any reliance thereon are hereby disclaimed by the Guarantor.
6.10 Notices. All notices and other communications hereunder shall be in writing and be given to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
Guarantor:
Opal Fuels Inc.
One North Lexington Avenue 14th Floor
White Plains, NY 10601 Attention: General Counsel
E-mail: noticeofficer@opalfuels.com
Buyer: As specified in Schedule 6 to the Purchase Agreement.
6.11 Collection Expenses; Set-Off.
(a)Without regard to any limitation set forth in this Agreement, if Buyer is required to pursue any remedy against the Guarantor hereunder, the Guarantor shall pay to Buyer, upon demand therefor, all reasonable and documented attorneys’ fees and all other reasonable and documented out of pocket costs and expenses incurred by Buyer in enforcing this Agreement (and such fees, costs and expenses shall be deemed to be part of the Guaranteed Obligations).
(b)In addition to any rights now or hereafter granted under Applicable Laws or otherwise, and not by way of limitation of any such rights, upon the failure of the Guarantor to make any payment as required hereunder, Buyer is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor, or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor under this Agreement.
6.12 Counterparts. This Agreement may be executed and delivered (including by electronic mail transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by the Guarantor and Buyer and delivered to the other Parties, it being understood that all

Exhibit 10.2
Parties need not sign the same counterpart. This Agreement may be executed by signatures delivered by email, and a copy hereof that is executed and delivered by a Party by email (including in .pdf format) will be binding upon that Party to the same extent as a copy hereof containing that Party’s original signature. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (e.g., signatures effected through DocuSign), which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
6.13 Time. Time is of the essence in this Agreement.
6.14 Termination. Subject to Section 5.5, this Agreement and all of the obligations of the Guarantor hereunder shall automatically terminate on the date of the complete payment, expiration or termination of the Guaranteed Obligations; provided, however, that Sections 5.2, 5.4 and 5.5 and this Article VI shall survive such termination of this Agreement; provided further, that the obligations of the Guarantor under this Agreement shall survive any termination pursuant to this Section 6.14 solely with respect to any claims made by Buyer under this Agreement prior to such termination.
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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

OPAL FUELS INC., a Delaware corporation, as Guarantor

By:    /s/ Scott Contino
Name: Scott Contino
Title:    Interim Chief Financial Officer

Exhibit 10.2
Accepted:
APOLLO MANAGEMENT HOLDINGS, L.P.,
a Delaware limited partnership, as Buyer

By: /s/ John DeRosa
Name: John DeRosa
Title: Vice President